                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2006

                          CONCORD MILESTONE PLUS, L.P.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       000-16757                 52-1494615
--------------------------         --------------        -----------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)         Identification Number)

   200 Congress Park Drive, Suite 205, Delray Beach, Florida        33445
   -------------------------------------------------------------------------
            (Address of principal executive office)               (Zip Code)

        Registrant's telephone number, including area code: (561)394-9260

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13c-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On November 21, 2006, Concord Milestone Plus, L.P. (the "Partnership")
signed a Purchase and Sale Agreement and Escrow Instructions (the "Agreement"),
for the sale of the Partnership's shopping center located in Green Valley,
Arizona (the "Property") to an unaffiliated third party, Holualoa Arizona, Inc., an Arizona corporation ("Holualoa"). Pursuant to the terms of the Agreement,
Holualoa has agreed to buy the Property from the Partnership for a price of
$12,950,000 (subject to prorations and adjustments), subject to Holualoa's satisfaction with the results of its diligence review and testing during a
90-day due diligence period and its determination that the Property is feasible for its purposes, and the satisfaction of other customary closing conditions.
There is no assurance that the sale of the Property will be consummated pursuant to the Agreement.

      The above description of the Agreement is qualified in its entirety by the terms of the Agreement, attached hereto as Exhibit 10.1 of this Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

Exhibit 10.1  Purchase and Sale Agreement and Escrow Instructions, entered into on November 21, 2006, by and between the Partnership and Holualoa.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006

                                          CONCORD MILESTONE PLUS, L.P.

                                          By: /s/ Leonard S. Mandor
                                             -----------------------
                                          Leonard S. Mandor,
                                          President of General Partner

                                  EXHIBIT INDEX

No.            Description

Exhibit 10.1   Purchase and Sale Agreement and Escrow Instructions, entered into on November 21, 2006, by and between the Partnership and
               Holualoa.